FINAL EXECUTION THIS NOTE HAS NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST. THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF MAY 2, 2016, BY AND AMONG WYNNEFIELD PARTNERS SMALL CAP VALUE, LP, WYNNEFIELD PARTNERS SMALL CAP VALUE, LP I AND WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD (“THE “SUBORDINATED LENDER”), DLH HOLDINGS CORP (THE “COMPANY”), AND FIFTH THIRD BANK (“SENIOR LENDER”) RELATING TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY PURSUANT TO THAT CERTAIN LOAN AGREEMENT DATED AS OF MAY 2, 2016, AS AMENDED FROM TIME TO TIME, AND THE LOAN DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT) AS SUCH LOAN AGREEMENT AND LOAN DOCUMENTS MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS THEREUNDER AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND THE HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT. DLH HOLDINGS CORP. SUBORDINATED NOTE No. 2016- May 2, 2016 U.S. $[ ] 1. Subordinated Note. This Subordinated Note is one of a duly authorized series of Subordinated Notes in the aggregate principal amount of $2,500,000.00 (individually, the “Subordinated Note” and collectively, the “Subordinated Notes”) of DLH HOLDINGS CORP., a New Jersey corporation (the “Company”). This Subordinated Note is being issued pursuant to the Purchase Agreement (as defined in Section 8 hereof) and by its acceptance of this Subordinated Note, the Holder agrees to be bound by the terms of the Purchase Agreement. The Subordinated Notes are unsecured obligations of the Company and are subordinated to the Senior Credit Facility as set forth under the terms and conditions of that certain Subordination Agreement dated as of May 2, 2016, among the Company, the original Holder, and Senior Lender (the “Subordination Agreement”). Any transferee of this Subordinated Note, by acceptance of such transfer, agrees to assume, agree to and accept the terms of such Subordination Agreement. Capitalized terms used and not otherwise defined herein or in the Purchase Agreement, shall have the respective meanings given to those terms in Section 8 hereof. 2. Principal and Interest. (a) The Company for value received, hereby promises to pay to [_________________________] or its registered assigns (the “Holder”), (i) the principal sum of [_____________________________] DOLLARS (U.S $[________]) and (ii) all accrued and unpaid interest thereon on the earlier of the Maturity Date (defined below), or the Accelerated Payment Date (as defined below). Interest is payable in cash on the first to occur of November 2, 2021 (the “Maturity Date”), Accelerated Payment Date or on the date of any prepayment. As used herein, the term “Accelerated Payment Date” shall mean a date within three Business Days from the date that the Company consummates an equity financing transaction, or series of equity financing transactions during the term of the Subordinated Note,

2 resulting in aggregate cash proceeds to the Company of at least $2,500,000.00, including, but not limited to, the Rights Offering. (b) This Subordinated Note shall bear interest at the rate of 4% per annum (the “Interest Rate”). Interest on this Subordinated Note shall by payable in cash on the Maturity Date, the Accelerated Payment Date, an acceleration of payment in connection with an Event of Default in accordance with Section 6(b) hereof, or any earlier prepayment of the principal amount of this Subordinated Note, as the case may be, at which time all accrued and unpaid interest shall be immediately due and payable. All computations of interest payable hereunder shall be on the basis of a 365-day year and actual days elapsed in the period for which such interest is payable. (c) Payment of the principal of (and premium, if any, on), and Interest on this Subordinated Note shall be made upon the surrender of this Subordinated Note to the Company, at its chief executive office (or such other office within the United States as shall be designated by the Company to the Holder hereof) (the “Designated Office”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Payment of principal, Interest and all other amounts payable with respect to the Subordinated Notes shall be made by wire transfer in immediately available funds to the Holder; provided that if the Holder entitled thereto shall not have furnished wire instructions in writing to the Company on or prior to the third Business Day immediately prior to the date on which the Company makes such payment, such payment may be made by U.S. dollar check mailed to the address of the Holder entitled thereto as such address shall appear on the signature page herewith. 3. Reserved. 4. Prepayment. At any time and from time to time prior to the Maturity Date, upon no less than 30 days’ written notice by the Company to the Holder (the “Prepayment Notice”), all or a portion of the then outstanding Subordinated Notes may be redeemed by payment of the principal amount thereof, plus the unpaid interest which has accrued on the principal of the outstanding Subordinated Notes at the end of such 30-day notice period (the “Prepayment Amount”). The last day of such 30 day notice period shall be the “Prepayment Date”. 5. Covenants of the Company. (a) Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on this Subordinated Note, at the time and in the manner provided for herein. (b) Preservation of Business. Unless otherwise permitted herein, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the rights (charter and statutory) of the Company; provided, however, that the Company shall not be required to preserve any such right if (a) the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holder or (b) the Company shall no longer continue to have such right as a result of a good faith, arms-length transaction with a Person that is not an Affiliate of the Company. (c) Financial Information. From time to time while this Subordinated Note remains outstanding, the Company shall furnish to the Holder, pursuant to the confidentiality provisions of the Purchase Agreement, twelve-month cash flow projections as and at the same time that such information is furnished to the Company’s Board of Directors or audit committee of the Board of Directors.

3 (d) Equity Financing. The Company will agree to use commercially reasonable efforts to effectuate an equity financing for gross proceeds to the Company of at least $2,500,000.00 within six months of the date of issuance of this Subordinated Note. 6. Events of Default. (a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) the Company defaults in the payment of the principal or premium, if any (a “Defaulted Payment”) on any of the Subordinated Notes when the same becomes due and payable at the Maturity Date, and such default continues for 15 days or longer; (2) the Company fails to perform or observe any other term, covenant or agreement contained in this Subordinated Note or the Purchase Agreement, and the default continues for a period of 30 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the holders of at least a Majority in Interest of the outstanding Subordinated Notes; (3) any representation or warranty made or deemed made by or on behalf of the Company in or in connection with the Purchase Agreement or in the other agreements entered into in connection herewith, shall have been incorrect in any material respect when made or deemed made; (4) the Company shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after giving effect to any grace or cure periods with respect thereto. As used herein, the term “Material Indebtedness” means Indebtedness (other than (i) the indebtedness incurred hereunder and (ii) pursuant to the Company’s Senior Credit Facility (defined below) in an aggregate principal amount exceeding $100,000; (5) an event of default has been declared by the Senior Lender with respect to the Company’s Senior Credit Facility and after giving effect to any grace or cure periods with respect thereto such event of default has not be cured or waived by such Senior Lender; (6) a final judgment or judgments for the payment of money in excess of $100,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment), shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; (7) there shall occur, without the consent of the Majority-in-Interest, any Change of Control; (8) the Company shall fail to timely file the periodic reports required to be filed by it under the Exchange Act, as amended, after giving effect to any extensions of such relevant time

4 periods as provided for under the rules and regulations adopted by the U.S. Securities and Exchange Commission; (9) any proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law relating to the Company or to all or any material part of its properties is instituted against the Company without its consent and continues undismissed or unsteady for sixty (60) calendar days, or any order for relief is entered in any such proceeding or there is an entry by a court having competent jurisdiction of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; (10) the commencement by the Company of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the consent by the Company to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors; or (11) the Acquisition shall not have been consummated within 30 days following the issuance of this Subordinated Note. (b) Acceleration of Payment. If an Event of Default (other than an Event of Default specified in Section 6(a)(9) or 6(a)(10) hereof with respect to the Company) occurs and is continuing, the holders of at least a Majority in Interest of the Subordinated Notes, by written notice to the Company, may declare due and payable the principal amount of this Subordinated Note and all other outstanding Subordinated Notes, plus any accrued and unpaid interest to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest, to the date of payment shall be immediately due and payable. If an Event of Default specified in Section 6(a)(9) or 6(a)(10) occurs with respect to the Company, the principal, if any, and accrued and unpaid interest, on this Subordinated Note shall become and be immediately due and payable, without any declaration or other act on the part of the Holder. The exercise of the rights of the Holders set forth in Sections 6(b) – (d), however, is subject to the Company’s obligations with respect to the Senior Indebtedness. The holders of not less than a Majority in Interest of the principal of the outstanding Subordinated Notes may, on behalf of the holders of all of the Subordinated Notes, rescind and annul an acceleration and its consequences (including waiver of any defaults) if: (1) all existing Events of Default, other than the nonpayment of a Defaulted Payment on this Subordinated Note and any of the other Subordinated Notes that have become due solely because of the acceleration, have been remedied, cured or waived, and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. (c) Collections. If an Event of Default with respect to this Subordinated Note occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect

5 the Defaulted Payment or interest due and payable on this Subordinated Note or to enforce the performance of any provision of this Subordinated Note. (d) Right to Receive Payment Upon Default. Notwithstanding any other provision in this Subordinated Note, the Holder of this Subordinated Note shall have the right, which is absolute and unconditional, to receive payment of the principal and interest in respect of the Subordinated Notes held by the Holder, on or after the final Maturity Date, or to bring suit for the enforcement of any such payment on or after such date, and such rights shall not be impaired or affected adversely without the consent of the Holder. (e) No Exclusive Right or Remedy. Except as otherwise provided herein, no right or remedy conferred in this Subordinated Note upon the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. (f) No Waiver of Right or Remedy. No delay or omission of the Holder of this Subordinated Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Section 6 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder. 7. Restrictions on Transfer. (a) This Subordinated Note has not been registered under the Securities Act, or the securities laws of any state or other jurisdiction. Neither this Subordinated Note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a “Transfer”) in the absence of such registration, unless (i) such transaction is exempt from, or not subject to, registration under the Securities Act or the securities laws of any state or other jurisdiction and (ii) is made in compliance with applicable federal and state statutory resale restrictions, if any. The Holder by its acceptance of this Subordinated Note agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Subordinated Note or any portion thereof or interest therein other than in a minimum denomination of $50,000 principal amount (or any integral multiple of $10,000 in excess thereof) and then (other than with respect to a Transfer pursuant to a registration statement that is effective at the time of such Transfer) only (a) to the Company, (b) to an Affiliate of the Holder, (c) to a person it reasonably believes to be an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, or (d) pursuant to a transaction in compliance with Rule 144 or Rule 144A under the Securities Act, and in the case of (b), (c) and (d) above in which the transferor furnishes the Company with such certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as applicable. (b) The Holder represents that it is an “accredited investor” within the meaning of Rule 501 of the Securities Act. The Holder has been advised that this Subordinated Note has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Holder is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The Holder has not been formed solely for the purpose of making this investment and is acquiring the Subordinated Note for its own account for investment, and not with a view to, or for resale in connection with, the distribution

6 thereof. The Holder further represents to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Subordinated Note, and has so evaluated the merits and risks of such investment; and is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment. (c) The Company shall cooperate with the Holder and take all actions reasonably necessary to effectuate any Transfer of this Subordinated Note by the Holder that is permitted under this Section. 8. Definitions. Unless otherwise defined in this Subordinated Note, the following capitalized terms shall have the following respective meanings when used herein. Other capitalized terms used in this Subordinated Note that are not defined herein shall have the respective meanings ascribed to such terms as set forth in the Purchase Agreement: “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “Board of Directors” means the board of directors of the Company or any authorized committee of the board of directors. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close or be closed. “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Person, but excluding any debt securities convertible into such equity. “Change of Control” means if any Person or group of Persons acting in concert, other than the owners of more than 10% of outstanding securities of the Company as of Closing Date, having voting rights in the election of directors, shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having voting rights in the election of directors. “Defaulted Payment” has the meaning set forth in Section 6 hereof. “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder. “Holder” means the person in whose name this Subordinated Note is registered on the Subordinated Note Register. “Indebtedness” shall have the meaning ascribed to such term as set forth in Section 1.1 of the Purchase Agreement.

7 “Majority in Interest” has the meaning set forth in Section 9(d). “Maturity Date” has the meaning set forth in Section 2(a) hereof. “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority. “Purchase Agreement” means the Note Purchase Agreement, dated as of _________, 2016 among the Company and the initial holders of the Subordinated Notes. “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder. “Senior Credit Facility” shall have the meaning ascribed to such term as set forth in Section 1.1 of the Purchase Agreement. “Senior Lender” shall have the meaning ascribed to such term as set forth in Section 1.1 of the Purchase Agreement. “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. “Subordinated Note Register” means the register or other ledger maintained by the Company that records the record owners of the Subordinated Notes. 9. Miscellaneous. (a) Payment. No provision of this Subordinated Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed. This Subordinated Note is issued upon the express condition, to which each successive holder expressly assents and by receiving the same agrees, that no recourse under or upon any obligation, covenant or agreement of the Subordinated Note, or for the payment of the principal of, or the Interest on, the Subordinated Note, or for any claim based on the Subordinated Note, or otherwise in respect hereof, shall be had against any incorporator or any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, whether by virtue of the constitution, statute or rule of law or by any assessment or penalty or otherwise howsoever, all such individual liability being hereby expressly waived and released as a condition of and as a part of the consideration for the execution and issue of the Subordinated Note. (b) Notice. The Company will give prompt written notice to the Holder of this Subordinated Note of any change in the location of the Designated Office. Any notice to the Company or to the holder of this Subordinated Note shall be given in the manner set forth in the Purchase Agreement; provided that the Holder of this Subordinated Note, if not a party to such Purchase Agreement, may specify alternative notice instructions to the Company.

8 (c) Transfer. (1) Subject to Holder’s compliance with Section 7 hereof, the transfer of this Subordinated Note is registrable on the Subordinated Note Register upon surrender of this Subordinated Note for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Subordinated Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith. Prior to due presentation of this Subordinated Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Subordinated Note is registered as the owner thereof for all purposes, whether or not this Subordinated Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. (2) Subject to Holder’s compliance with Section 7 hereof, upon presentation of this Subordinated Note for registration of transfer at the Designated Office accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in a form approved by the Company executed by the Holder, in person or by the Holder’s attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Subordinated Note shall be transferred on the Subordinated Note Register, and a new Subordinated Note of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated. Transfers and exchanges of Subordinated Notes shall be subject to such additional restrictions as are set forth in the legends on the Subordinated Notes and to such additional reasonable regulations as may be prescribed by the Company as specified in this Subordinated Note. Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be Subordinated Noted on the Subordinated Note register. (3) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Subordinated Note, and in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to the Company and upon surrender and cancellation of this Subordinated Note, if mutilated, the Company will deliver a new Subordinated Note of like tenor and dated as of such cancellation, in lieu of such Subordinated Note. (d) Amendments; Waivers. Neither this Subordinated Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Subordinated Note and the other Subordinated Notes may be amended and the observance of any term of this Subordinated Note and the other Subordinated Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), and such amendment or waiver shall be applicable to all of the Subordinated Notes, upon the approval of the Company and the holders of fifty-one percent (51%) or more of the outstanding principal amount of all then outstanding Subordinated Notes (a “Majority in Interest”); provided, however, that any amendment that would (i) change the maturity of the principal of or any installment of interest on any of the Subordinated Notes, (ii) reduce the principal amount of, or interest on any Subordinated Note, (iii) reduce the percentage in aggregate principal amount of Subordinated Notes outstanding necessary to modify or amend the Subordinated Notes or to waive any past default; or (iv) modify this Section 9(d) shall, in each case, require the approval of the holder of each Subordinated Note to which such amendment shall apply. The Company may, without the consent of any holder of the Subordinated Notes, amend the Subordinated Notes for the purpose curing any ambiguity or correcting or supplementing any defective provision contained in the Subordinated Notes; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the holders of the Subordinated Notes in any material respect, or adding or modifying any other provisions with respect to

9 matters or questions arising under the Subordinated Notes which the Company may deem necessary or desirable and which will not adversely affect the interests of the holders of the Subordinated Notes. The Company will not amend any provision of any other Subordinated Note in a manner favorable to any holder thereof unless a similar amendment is made or offered with respect to all of the Subordinated Notes. (e) Governing Law. THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. (f) Headings. Section headings used herein are for convenience of reference only, are not part of this Subordinated Note and shall not affect the construction of, or be taken into consideration in interpreting, this Subordinated Note. (g) Severability. If any provision of this Subordinated Note is invalid, illegal or unenforceable, the balance of this Subordinated Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. This Subordinated Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder or any other Person to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Subordinated Note, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Subordinated Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Subordinated Note. (h) Entirety. This Subordinated Note constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. [Remainder of page intentionally left blank.] [DLH Subordinated Note signature page appears next]

10 [DLH Subordinated Note Signature Page] IN WITNESS WHEREOF, the Company has caused this Subordinated Note to be duly executed on the date first written above. DLH HOLDINGS CORP. By: Name: Zachary C. Parker Title: Chief Executive Officer